UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2013

CHINA GENGSHENG MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34649	91-0541437
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 88 Gengsheng Road
Dayugou Town, Gongyi, Henan
People’s Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2013, Mr. Ningfang Liang tendered his resignation as Chief Financial Officer of China GengSheng Minerals, Inc. (the “Company”) for personal reasons. On January 11, 2013, the Board of Directors of the Company resolved to accept Mr. Liang’s resignation, effective as of January 8, 2013 and appointed Ms. Shuxian Li as interim Chief Financial Officer, effective January 11, 2013.

Ms. Li, 54, has over twenty years of finance and accounting experience. She has been working with CHGS since July 2005, serving as financial officer, audit committee chair and director of internal control office and women’s committee chair. Prior to joining the Company, Ms. Li worked at Henan Xinzheng Tobacco Co. from April 1983 through June 2005, holding various finance and accounting positions in its financial, management, audit and cost management departments. Ms. Li holds the designation of CPA, ICPA and Certified Tax Planner. She received her Bachelor’s degree from Zhengzhou University.

Pursuant to Employment Agreement between the Company and Ms. Li dated January 11, 2013, Ms. Li will be entitled to an annual salary of Renminbi 180,000 (approximately $28,931) and will serve as the Company’s interim Chief Financial Officer until a suitable candidate for Chief Financial Officer has been qualified and selected by the Company.

There is no family relationship between Ms. Li and any of our other officers and directors. There are no understandings or arrangements between Ms. Li and any other person pursuant to which Ms. Li was selected as an officer.

Except for the aforementioned Employment Agreement, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Li had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

The forgoing description of the principal terms of the Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Employment Agreement, dated January 11, 2013, by and between Ms. Shuxian Li and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Date: January 14, 2013

By: /s/ Shunqing Zhang
Name: Shunqing Zhang
Title: Chief Executive Officer